Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of our reports dated February 26, 2016, with respect to the consolidated financial statements of the Company, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

Haifa, Israel	/s/ KOST, FORER, GABBAY & KASIERER
August 8, 2017	A Member of EY Global